Exhibit 99.1

West Announces Third-Quarter 2022 Results, Updates Full-Year 2022 Guidance and Declares Fourth-Quarter 2022 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, October 27, 2022 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the third-quarter 2022 and updated full-year 2022 financial guidance.

Third-Quarter 2022 Summary (comparisons to prior-year period)
•Net sales of $686.9 million declined 2.8%; organic net sales growth was 4.3%.
•Reported-diluted EPS of $1.59 declined 31.2%.
•Adjusted-diluted EPS of $2.03 declined 1.5%.
•Company is updating full-year 2022 net sales guidance to a new range of $2.830 billion to $2.840 billion, compared to a prior range of $2.950 billion to $2.975 billion.
•Company is updating full-year 2022 adjusted-diluted EPS guidance to a new range of $8.15 to $8.20, compared to a prior range of $9.00 to $9.15.
•The Company also announced that its Board of Directors has approved a fourth-quarter 2022 dividend of $0.19 per share, a 5.6% increase over the $0.18 per share paid in each of the four preceding quarters. This is the thirtieth consecutive annual increase in the Company's dividend. The dividend will be paid on November 16, 2022, to shareholders of record as of November 9, 2022.

“Adjusted-diluted EPS” and “organic net sales” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“While our base, non-COVID-19 demand continues to grow, we have had multiple constraints that impacted our financial results,” said Eric M. Green, President, Chief Executive Officer and Chair of the Board. “Delays in expansion projects as well as customer delivery timing and mix-shift related productivity impacts resulted in lower-than-expected overall high-value product (HVP) net sales. We expect to resolve these issues in early 2023.”

Mr. Green concluded, “We project our full-year 2023 base business, led by our Biologics market unit, to exceed our financial construct of 7% to 9% annual organic net sales growth. While we expect a further decline in COVID-19-related net sales, our base business growth will more than offset the decline, resulting in overall organic net sales growth in 2023.”

Proprietary Products Segment
Net sales declined by 1.7% to $567.0 million. Organic net sales growth was 5.5%, with currency translation decreasing net sales growth by 720 basis points. HVP net sales represented over 70% of segment net sales and generated mid-single digit organic net sales growth, led by customer demand for NovaPure®, Westar® and Envision® components and self-injection devices.

The Biologics and Generics market units had mid-single digit organic net sales growth, and the Pharma market unit had low-single digit organic net sales growth.

Contract-Manufactured Products Segment
Net sales declined by 7.5% to $120.0 million. Organic net sales declined by 1.2% with currency translation decreasing net sales growth by 630 basis points. Segment performance was affected by a decline in components for healthcare diagnostic devices.

Financial Highlights (first nine months of 2022)
Operating cash flow was $493.2 million, an increase of 16.5%. Capital expenditures were $189.7 million, an increase of 7.2% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $303.5 million, an increase of 23.2%.

During the first nine months of 2022, the Company repurchased 563,334 shares for $202.9 million at an average share price of $360.03 under its share repurchase program.

Full-Year 2022 Financial Guidance
•Full-year 2022 net sales are expected to be in the range of $2.830 billion to $2.840 billion, compared to a prior guidance range of $2.950 billion to $2.975 billion.
◦Organic net sales growth is expected to be approximately 7%, compared to a prior guidance range of approximately 11%.
◦The Company expects a full-year decline in COVID-19 related net sales of approximately $85 million, unchanged from prior guidance.
◦Net sales guidance, based on current foreign currency exchange rates, includes an estimated fourth-quarter 2022 headwind of approximately $60 million.
•Full-year 2022 adjusted-diluted EPS is expected to be in the range of $8.15 to $8.20, compared to a prior guidance range of $9.00 to $9.15.
◦Based on current foreign currency exchange rates, fourth-quarter adjusted-diluted EPS guidance includes a $0.17 headwind.
◦The revised guidance includes a $0.16 EPS positive impact from the first nine-months 2022 tax benefits from stock-based compensation.
◦For the fourth-quarter 2022, our EPS guidance range assumes a tax rate of 23% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first nine months of 2022 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
◦Full-year 2022 capital spending is expected to be in a range of $300 million to $320 million, compared to prior guidance of $380 million.

Third-Quarter 2022 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. The live audio-only webcast will be made available via the Company's Investor Relations website at https://bit.ly/3cgSM9S.

To participate and ask questions during the conference call, you must register in advance at https://bit.ly/3eipdG3. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as, “updating,” “expect,” “will be,” “to resolve,” “project,” “is expected,” “includes,” “assumes,” “guidance,” “would provide,” “future,” “will,” “may,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: the prolonged effects of the global COVID-19 pandemic, including prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories, including any re-prioritization of product needs due to the COVID-19 pandemic; other potential impacts from COVID-19, including interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A , entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Net sales	$686.9	100%	$706.5	100%	$2,178.2	100%	$2,100.8	100%
Cost of goods and services sold	418.9	61	418.3	59	1,304.1	60	1,225.6	58
Gross profit	268.0	39	288.2	41	874.1	40	875.2	42
Research and development	13.6	2	13.1	2	42.6	2	39.1	2
Selling, general and administrative expenses	66.3	10	91.9	13	231.2	11	264.8	13
Other (income) expense, net	1.9	—	1.8	—	(4.0)	—	3.0	—
Operating profit	186.2	27	181.4	26	604.3	27	568.3	27
Interest expense, net	0.7	—	1.4	—	4.0	—	4.9	—
Other nonoperating expense (income)	49.3	7	(1.1)	—	49.1	2	(3.6)	—
Income before income taxes	136.2	20	181.1	26	551.2	25	567.0	27
Income tax expense	20.4	3	12.0	2	85.8	4	73.0	4
Equity in net income of affiliated companies	(4.8)	(1)	(6.5)	(1)	(17.5)	(1)	(20.1)	(1)
Net income	$120.6	18%	$175.6	25%	$482.9	22%	$514.1	24%

Net income per share:
Basic	$1.62		$2.37		$6.49		$6.95
Diluted	$1.59		$2.31		$6.36		$6.78

Average common shares outstanding	74.4		74.1		74.4		74.0
Average shares assuming dilution	75.7		76.0		75.9		75.8

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales:	2022	2021	2022	2021
Proprietary Products	$567.0	$577.0	$1,822.0	$1,708.0
Contract-Manufactured Products	120.0	129.7	356.5	393.2
Eliminations	(0.1)	(0.2)	(0.3)	(0.4)
Consolidated Total	$686.9	$706.5	$2,178.2	$2,100.8

Gross Profit:
Proprietary Products	$247.3	$267.3	$810.3	$811.5
Contract-Manufactured Products	20.7	20.9	63.8	63.7
Gross Profit	$268.0	$288.2	$874.1	$875.2
Gross Profit Margin	39.0%	40.8%	40.1%	41.7%

Operating Profit (Loss):
Proprietary Products	$188.6	$195.5	$615.9	$594.3
Contract-Manufactured Products	14.7	16.8	48.0	51.9
Stock-based compensation expense	(6.0)	(11.4)	(17.0)	(27.5)
General corporate costs	(10.9)	(18.1)	(43.6)	(45.5)
Adjusted Operating Profit	$186.4	$182.8	$603.3	$573.2
Adjusted Operating Profit Margin	27.1%	25.9%	27.7%	27.3%

Other unallocated items	(0.2)	(1.4)	1.0	(4.9)
Reported Operating Profit	$186.2	$181.4	$604.3	$568.3
Reported Operating Profit Margin	27.1%	25.7%	27.7%	27.1%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months Ended September 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$186.2	$20.4	$120.6	$1.59
Unallocated Items:
Pension settlement (2)	—	20.0	29.6	0.39
Amortization of acquisition-related intangible assets (3)	0.2	0.1	0.7	0.01
Tax law changes (5)	—	(3.2)	3.2	0.04
Adjusted (Non-U.S. GAAP)	$186.4	$37.3	$154.1	$2.03

Nine Months Ended September 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$604.3	$85.8	$482.9	$6.36
Unallocated Items:
Restructuring and severance related charges (1)	(1.6)	(0.4)	(1.2)	(0.01)
Pension settlement (2)	—	20.3	30.5	0.40
Amortization of acquisition-related intangible assets (3)	0.6	0.1	2.1	0.03
Royalty acceleration (4)	—	1.3	(1.3)	(0.02)
Tax law changes (5)	—	(3.2)	3.2	0.04
Adjusted (Non-U.S. GAAP)	$603.3	$103.9	$516.2	$6.80

Three Months Ended September 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$181.4	$12.0	$175.6	$2.31
Restructuring and severance related charges (1)	0.3	0.1	0.2	—
Amortization of acquisition-related intangible assets (3)	0.2	—	0.7	0.01
Royalty acceleration (4)	—	20.4	(20.4)	(0.27)
Cost investment activity (6)	0.9	0.2	0.7	0.01
Adjusted (Non-U.S. GAAP)	$182.8	$32.7	$156.8	$2.06

Nine Months Ended September 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$568.3	$73.0	$514.1	$6.78
Restructuring and severance related charges (1)	2.5	0.6	1.9	0.02
Pension settlement (2)	—	0.2	0.6	0.01
Amortization of acquisition-related intangible assets (3)	0.6	0.1	2.1	0.03
Royalty acceleration (4)	—	20.4	(20.4)	(0.27)
Tax law changes (5)	—	1.4	(1.4)	(0.02)
Cost investment activity (6)	1.8	(0.1)	1.9	0.02
Adjusted (Non-U.S. GAAP)	$573.2	$95.6	$498.8	$6.57

(1)During the nine months ended September 30, 2022, the Company recorded a benefit of $1.6 million in restructuring and severance related costs in connection with its 2020 plan related to revised severance estimates. During the three and nine months ended September 30, 2021, the Company recorded $0.3 million and $2.5 million, respectively, of restructuring and severance related costs.

(2)During the three and nine months ended ended September 30, 2022, we recorded a gross pension settlement charge of $49.6 million and $50.8 million, respectively, within other nonoperating expense (income), that fully settles the U.S. qualified defined benefit pension plan. During the nine months ended September 30, 2021, we recorded a pension settlement charge within other nonoperating expense (income), as it was determined that normal-course lump-sum payments for our U.S. qualified defined benefit pension plan exceeded the threshold for settlement accounting.

(3)During the three and nine months ended September 30, 2022, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and nine months ended September 30, 2022, the Company recorded $0.6 million and $1.6 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo. During the three and nine months ended September 30, 2021, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and nine months ended September 30, 2021, the Company recorded $0.5 million and $1.6 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(4)During the nine months ended September 30, 2022, the Company increased its expected tax benefit related to the prepayment of future royalties from one of its subsidiaries by $1.3 million. During the three and nine months ended September 30, 2021, the Company prepaid future royalties from one of its subsidiaries, which resulted in a $20.4 million tax benefit.

(5)During the three and nine months ended September 30, 2022, the Company incurred additional tax expense of $3.2 million due to the impact of a tax law change in the state of Pennsylvania enacted during the period. During the nine months ended September 30, 2021, the Company recorded a tax benefit of $1.4 million due to the impact of a United Kingdom tax law change enacted during the period.

(6)During the three months ended September 30, 2021, we recorded a net loss on the sale of one of the Company's cost investments. During the nine months ended September 30, 2021, we recorded an impairment charge on one of our cost investments, partially offset by the gain on the sale of one of our cost investments.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (7)

Three Months Ended September 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$567.0	$120.0	$(0.1)	$686.9
Effect of changes in currency translation rates	41.7	8.1	—	49.8
Organic net sales (Non-U.S. GAAP) (7)	$608.7	$128.1	$(0.1)	$736.7

Nine Months Ended September 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,822.0	$356.5	$(0.3)	$2,178.2
Effect of changes in currency translation rates	103.3	18.0	—	121.3
Organic net sales (Non-U.S. GAAP) (7)	$1,925.3	$374.5	$(0.3)	$2,299.5

(7)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2021 Actual	2022 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$8.67	$7.70 to $7.75	(11.2%) to (10.6%)
Pension settlement	0.02	0.40	—
Cost investment activity	0.06	—	—
Restructuring and severance related charges	0.02	(0.01)	—
Amortization of acquisition-related intangible assets	0.04	0.04	—
Asset impairment	0.04	—	—
Royalty acceleration	(0.25)	(0.02)	—
Tax law changes	(0.02)	0.04	—
Adjusted-diluted EPS (Non-U.S. GAAP) (8)	$8.58	$8.15 to $8.20	(5.0%) to (4.4%)

Notes:

See “Full-year 2022 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(8)We have opted not to forecast 2022 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first nine months of 2022, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.16. Any future tax benefits associated with stock-based compensation that we receive in 2022 would provide a positive adjustment to our full-year EPS guidance. In full-year 2021, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.41.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2022	2021
Depreciation and amortization	$89.5	$87.9
Operating cash flow	$493.2	$423.2
Capital expenditures	$189.7	$176.9
Free cash flow	$303.5	$246.3

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of September 30, 2022	As of December 31, 2021
Cash and cash equivalents	$729.0	$762.6
Accounts receivable, net	$485.3	$489.0
Inventories	$413.1	$378.4
Accounts payable	$188.9	$232.2
Debt	$209.4	$253.0
Equity	$2,470.8	$2,335.4
Working capital	$1,276.9	$1,147.9

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.